EXHIBIT 99

NEWS RELEASE


FOR IMMEDIATE RELEASE          Contact:  John W. Conlon, Chief Financial Officer
---------------------                    (740) 373-3155
November 18, 2002


                              PEOPLES BANCORP INC.
                              OFFERS COMMON SHARES
                  --------------------------------------------

         MARIETTA, Ohio - Peoples Bancorp Inc. (Nasdaq:PEBO) announced today that it is offering 1,200,000 common shares, without par value. These common shares are being offered in connection with a distribution by Peoples Bancorp Inc., which represents a new financing. Sandler O'Neill & Partners, L.P. will serve as the underwriter.
         Peoples Bancorp Inc. is a financial holding company, which offers traditional banking products, personal trust services and insurance and investment products through its principal operating subsidiary, Peoples Bank, National Association.
         A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
         The offering is being made only by means of a written prospectus. To obtain a copy of the written prospectus, please contact Sandler O'Neill & Partners, L.P. at 919 Third Avenue, fifth Floor, New York, New York 10022.

                                 END OF RELEASE